Exhibit 10.10a

HORACE MANN SERVICE CORPORATION
EXECUTIVE CHANGE IN CONTROL PLAN

SCHEDULE A PARTICIPANTS

Note: The effective date of entry shall be subject to Section 4.2(a)

NAME OR TITLE	EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	May 16, 2013

TIER II PARTICIPANTS
EVP and CFO	October 1, 2024
EVP, Finance Transformation	May 23, 2017
EVP and COO	May 25, 2023
EVP, Corporate Strategy(1)	February 15, 2012
EVP, General Counsel and Corporate Secretary	December 3, 2019

TIER III PARTICIPANTS

*Subject to acceptance within 30 days of effective date of participation.
(1) Matthew P. Sharpe, Executive Vice President, Corporate Strategy retired from the Company effective March 15, 2025.

Last updated: April 1, 2025